UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 3, 2018

KEY ENERGY SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-08038	04-2648081
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1301 McKinney Street, Suite 1800

Houston, Texas 77010

(Address of principal executive offices and Zip Code)

713-651-4300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective October 3, 2018, the Board of Directors of Key Energy Services, Inc. (the “Company”) appointed Louis Coale to serve as the Company’s Vice President and Controller.

Biographical Background

Mr. Coale, age 52, has served as Vice President—Operational Finance of the Company’s wholly owned subsidiary, Key Energy Services, LLC (“Key”), since May 7, 2018. Prior to joining Key, Mr. Coale served as a financial advisor to several companies during a two-year period. From 1994 to 2016, Mr. Coale served in several financial leadership positions at Baker Hughes in both domestic and international markets. Mr. Coale holds a Bachelors of Business Administration with a major in Accounting from Sam Houston State University and has been a Texas CPA since 1994.

There are no family relationships between Mr. Coale and any director or executive officer of the Company that are required to be disclosed pursuant to Item 401(d) of Regulation S-K. There are no related party transactions involving the Company that are required to be disclosed pursuant to Item 404(a) of Regulation S-K related to Mr. Coale.

Compensation

In connection with Mr. Coale’s appointment, his annual base salary was increased from $220,000 to $240,000 to reflect the additional duties and responsibilities he will have in his new role. All other terms of Mr. Coale’s compensation remained unchanged.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KEY ENERGY SERVICES, INC.

Date: October 3, 2018	By:	/s/ Katherine I. Hargis
Katherine I. Hargis
Senior Vice President, General Counsel and Secretary